EXHIBIT 10.65

                               SERVICING AGREEMENT



                                  by and among



                     First Investors Auto Owner Trust 2000-A
                                    as Issuer


                  Norwest Bank Minnesota, National Association
                    as Back-up Servicer and Indenture Trustee


                      First Investors Auto Investment Corp.
                                  as Depositor


                                       and


                      First Investors Servicing Corporation
                                   as Servicer





                                   Dated as of
                                 January 1, 2000

                               SERVICING AGREEMENT


        This Servicing Agreement ("Servicing Agreement") is made as of the 1st day of January, 2000, by and among First Investors Auto Owner Trust 2000-A, a Delaware business trust, as issuer (the "Issuer"), Norwest Bank Minnesota, National Association, a national banking association, as back-up servicer (the "Back-up Servicer") and as indenture trustee (the "Indenture Trustee"), First Investors Auto Investment Corp., a Delaware corporation, as the depositor (the "Depositor"), and First Investors Servicing Corporation, a Delaware corporation, as servicer ("the Servicer"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Indenture of even date herewith among the Issuer and the Indenture Trustee (hereafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Indenture").

                              PRELIMINARY STATEMENT

        WHEREAS, pursuant to the Indenture, the Issuer has issued the Notes; and

        WHEREAS, the Insurer has issued the Policy to provide for the full and timely payment of all amounts of interest due on and principal (to the extent the Note Balance exceeds the Pool Balance) of the Notes; and

        WHEREAS, First Investors Financial Services, Inc. (the "Seller") has acquired and will acquire certain Contracts secured by security interests in Financed Vehicles; and

        WHEREAS, pursuant to the Sale and Allocation Agreement of even date herewith among the Seller, the Servicer, the Depositor, the Indenture Trustee, and the Issuer (the "Sale and Allocation Agreement"), the Seller has absolutely assigned Contracts to the Issuer; and

        WHEREAS, pursuant to the Indenture, the Issuer has pledged, among other things, the Contracts to the Indenture Trustee for the benefit of the Noteholders and the Insurer; and

        WHEREAS, pursuant to the terms of the Indenture, the Seller is obligated to deliver or cause to be delivered to the Indenture Trustee, the documents to be included in the Custodian Files, which are to be held by the Indenture Trustee in its capacity as custodian pursuant to the terms of the Indenture; and

        WHEREAS, the Issuer, the Indenture Trustee, the Back-up Servicer, the Depositor and the Servicer desire to enter into this Servicing Agreement pursuant to which the Servicer and the Back-up Servicer will perform the duties as described herein.

        NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

        1.01. DEFINED TERMS. Capitalized and defined terms used but not defined in this Servicing Agreement shall have the respective meanings assigned to them in the Indenture or the Sale and Allocation Agreement, unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

               "BACK-UP SERVICING FEE" shall have the meaning set forth in
Section 2.08(a) hereof.

               "COLLECTION ACCOUNT DEPOSITORY" shall mean the depository for the Collection Account established pursuant to Section 3.1(a) of the Sale and Allocation Agreement.

               "COLLECTION POLICY" shall mean the Servicer's statement of policies and procedures for the collection of Contracts substantially in the form of Exhibit D to the Sale and Allocation Agreement, as amended and restated from time to time with the consent of the Insurer and in accordance with the Transaction Documents.

               "CUSTODIAN" shall mean the Indenture Trustee in its capacity as custodian of the Custodian Files.

               "CUSTODIAN FILES" shall have the meaning set forth in Section
2.13 hereof.

               "EVENT OF SERVICING TERMINATION" shall have the meaning set forth in Section 5.01 hereof.

               "EXTENSION" shall have the meaning set forth in Section 2.02(a) hereof.

               "FIFSGI" shall mean First Investors Financial Services Group, Inc., a Texas corporation.

               "INSURANCE POLICIES" means insurance policies covering the Financed Vehicles or the Obligors, including VSI Insurance.

               "LOCKBOX BANK" means First Union National Bank, or such other bank chosen by the Servicer from time to time, with the prior consent of the Insurer (if no Insurer Default shall have occurred and be continuing) and the Indenture Trustee.

               "MONTHLY SERVICER REPORT" shall mean the monthly report provided by the Servicer as contemplated by Section 2.02(c) hereof.

               "SERVICER FILES" shall have the meaning set forth in Section 2.15 hereof.

               "SUBSERVICER" shall have the meaning set forth in Section 2.01(g) hereof.

               "SUBSERVICING AGREEMENT" shall have the meaning set forth in
Section 2.01(g) hereof.

               "SUCCESSOR SERVICER" shall mean the Back-up Servicer or any other Eligible Servicer who succeeds to the authority, power, obligations and responsibilities of the Servicer hereunder in accordance with the provisions of
Article V hereof.

               "SUCCESSOR BACK-UP SERVICER" shall mean any Eligible Servicer who succeeds to the authority, power, obligations and responsibilities of the Back-up Servicer hereunder in accordance with the provisions of Article V hereof.

                                   ARTICLE II.

                    ADMINISTRATION AND SERVICING OF CONTRACTS

        2.01. APPOINTMENT AND DUTIES OF THE BACK-UP SERVICER AND THE SERVICER.

               (a) The Issuer hereby appoints Norwest Bank Minnesota, National Association as Back-up Servicer and First Investors Servicing Corporation as Servicer. The Back-up Servicer and the Servicer shall perform the services required of each pursuant to the terms of this Servicing Agreement. In performing their respective duties hereunder, the Back-up Servicer and Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which either may deem necessary or desirable, within the terms of this Servicing Agreement.

               (b) As of the date of this Servicing Agreement, each of the Back-up Servicer and the Servicer is, and shall remain, for so long as it is acting as Back-up Servicer or Servicer, an Eligible Servicer.

               Compensation and expense reimbursement payable to the Back-up Servicer and Servicer under this Servicing Agreement shall be payable from the amounts on deposit in the Collection Account pursuant to the priority of payment set forth in Section 2.8 of the Indenture, and except as provided herein or in the Indenture, none of the Issuer, the Insurer, the Indenture Trustee or the Noteholders will have any liability to the Back-up Servicer or the Servicer with respect thereto; provided, however, that the Issuer shall remain liable to the extent of funds available pursuant to Section 2.8(a)(ix) of the Indenture (and not from any other source) for any fees, expenses and indemnities due and payable to the Servicer and any fees, expenses and indemnities due and payable to the Back-up Servicer which have not been paid from the amounts on deposit in the Collection Account.

               (c) The Insurer, or if an Insurer Default has occurred and is continuing, the Indenture Trustee or the Issuer, shall be entitled to terminate the services of the Servicer or the Back-up Servicer under this Servicing Agreement, upon the occurrence of an Event of Servicing

Termination, in each case in accordance with the terms and conditions hereof; provided, however, that in the event of termination of the Servicer, the Back-up Servicer shall act directly as Servicer unless a different Successor Servicer is appointed in accordance herewith and, with prior written notice to the Rating Agencies, the Insurer shall direct the Issuer to enter into a servicing agreement with such Successor Servicer (that shall be an Eligible Servicer) acceptable to the Rating Agencies and the Insurer and which will be bound by the terms of such servicing agreement. In the event of termination of the Back-up Servicer or the Successor Servicer, the Insurer, or if an Insurer Default has occurred and is continuing, the Indenture Trustee, the Issuer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance shall appoint a Successor Servicer or a Successor Back-up Servicer, as the case may be, and shall direct the Issuer to enter into a servicing agreement with a Successor Back-up Servicer (that shall be an Eligible Servicer) or Servicer (that shall be an Eligible Servicer), as the case may be, which will be bound by the terms of such servicing agreement.

               (d) Other than as set forth in Section 7.16 below, this Servicing Agreement shall be deemed to be among the Back-up Servicer, the Indenture Trustee, the Servicer, the Depositor and the Issuer; the Insurer and the Noteholders shall not be deemed parties hereto and neither the Insurer, the Indenture Trustee nor the Noteholders shall have any obligations, duties or liabilities with respect to the Back-up Servicer or the Servicer except as set forth herein and in the Indenture. The Issuer has agreed that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Issuer, may (but is not required to) enforce all rights of the Issuer and all obligations of the Servicer and the Back-up Servicer under, and shall be entitled to all benefits of, this Servicing Agreement for and on behalf of the Noteholders and the Insurer, whether or not the Issuer is in default thereunder. The Servicer, in making collections of Contract payments pursuant to Section
2.02 hereof, shall be acting as agent for the Indenture Trustee, and shall be deemed to be holding such funds in trust on behalf of, and as agent for, the Indenture Trustee.

               (e) In the event the Back-up Servicer shall for any reason no longer be acting as such (including by reason of an Event of Servicing Termination as specified in Section 5.01 hereof), the Successor Back-up Servicer shall thereupon assume all of the rights and obligations of the outgoing Back-up Servicer under this Servicing Agreement. In such event, the Successor Back-up Servicer shall be deemed to have assumed all of the outgoing Back-up Servicer's interest herein and to have replaced the outgoing Back-up Servicer as a party to this Servicing Agreement to the same extent as if this Servicing Agreement had been assigned to the Successor Back-up Servicer, except that the outgoing Back-up Servicer shall not thereby be relieved of any liability or obligations on its part under this Servicing Agreement arising prior to such replacement. The outgoing Back-up Servicer shall, at the reasonable expense of the Issuer pursuant to the priority of payment set forth in Section 2.8 of the Indenture, deliver to the Successor Back-up Servicer all documents and records relating to this Servicing Agreement and the Contracts then being serviced hereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of this Servicing Agreement to the Successor Back-up Servicer. Compensation and expense reimbursement of the outgoing Back-up Servicer shall be payable through the date that the outgoing Back-up Servicer ceases to render services.

               (f) The Issuer shall, at its own expense, duly and punctually perform and observe its obligations to the Back-up Servicer and the Servicer under this Servicing Agreement in accordance with the terms hereof. In addition, promptly following a request from the Indenture Trustee to do so and at the Issuer's own expense, the Issuer shall take all such lawful action as the Indenture Trustee (which shall so request if directed by Noteholders evidencing not less than 51% of the Note Balance, with the consent of the Insurer, to do
so) may request to compel or secure the performance and observance by the Back-up Servicer and the Servicer of each of its respective obligations to the Issuer under or in connection with this Servicing Agreement, in accordance with the terms hereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with this Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Back-up Servicer or the Servicer hereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Back-up Servicer or the Servicer of its respective obligations under this Servicing Agreement.

               (g) The Servicer or the Back-up Servicer, if applicable, may enter into one or more subservicing agreements (each, a "Subservicing Agreement") with one or more Subservicers (each, a "Subservicer") for the servicing and administration of certain of the Contracts; provided that, unless the Insurer otherwise agrees in writing, the only servicing functions that may be performed by Subservicers of the initial Servicer are (i) sending "welcome letters" to new Obligors, (ii) sending payment coupons to each Obligor on a monthly basis, (iii) receipt and posting of all payments received with respect to the Contracts, (iv) tracking of Obligor compliance with physical damage insurance, (v) repossessing Financed Vehicles, (vi) preparing Financed Vehicles for sale and representing the Servicer throughout the related vehicle auction process and (vii) other functions pursuant to any other Subservicing Agreement approved in writing by the Insurer; provided, that entering into a Subservicing Agreement shall not relieve the Servicer or the Back-up Servicer from any of their respective obligations hereunder. References in this Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Contracts include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Servicer and the Subservicer have agreed. The Servicer and a Subservicer may enter into amendments thereto; provided, however, that any such amendments shall be consistent with and not violate the provisions of this Servicing Agreement.

               (h) The Back-up Servicer may be removed by the Insurer or, if an Insurer Default has occurred and is continuing, by the Indenture Trustee, the Issuer, or the Indenture Trustee at the direction of the Noteholders evidencing not less than 51% of the Note Balance, with or without cause upon thirty days' written notice to the Back-up Servicer; provided, however, that (A) such removal may be made immediately and shall not require notice if: (i) the Back-up Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Back-up Servicer or relating to all or substantially all of its property; or (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs shall have been entered against the Back-up Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (iii) the Back-up Servicer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable debtor relief laws, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (iv) a petition is filed against the Back-up Servicer seeking relief under any applicable debtor relief laws of the United States or any state or other competent jurisdiction, and such petition, order, judgment or decree shall have remained in force undischarged or unstayed for a period of 60 days after its entry; and (B) such removal shall not be effective unless and until a Successor Back-up Servicer is appointed by the Insurer or, if an Insurer Default has occurred and is continuing, by the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance; provided, that the Back-up Servicer may petition a court of competent jurisdiction to appoint a Successor Back-up Servicer if one is not chosen within 60 days.

        2.02. COLLECTION OF CONTRACT PAYMENTS; DEFAULTED CONTRACTS; REPORTING OBLIGATIONS.

               (a) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts, as and when the same shall become due. The Servicer, consistent with the standard of care set forth in Section 2.18, shall service, manage, administer and make collections on the Contracts on behalf of the Issuer and shall have full power and authority, acting alone and/or through Subservicers as provided in Section 2.01(g), to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Servicing Agreement. The Servicer may extend the then-current maturity date of any Contract by one month (an "Extension"); provided however, that (i) no Extension may be granted with respect to any Contract unless at least six scheduled payments have been received with respect to such Contract; (ii) Extensions may be granted in the aggregate for no more than one month for each twelve months of the original term of a Contract, and (iii) Extensions may be granted no more than twice for periods of one month each during any consecutive 12-month period. In the event that an Extension causes a Contract to remain outstanding on the Final Note Payment Date, the Servicer shall purchase such Contract as of the last day of the month preceding the Final Note Payment Date. In consideration of the repurchase of such Contract hereunder, the Servicer shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4 of the Sale and Allocation Agreement. The sole remedy of the Issuer, the Indenture Trustee, or the Noteholders for any Extension that causes a Contract to remain outstanding on the Final Note Payment Date shall be the repurchase thereof as provided herein. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Contract. In no event shall the principal balance of a Contract be reduced, except in connection with a settlement in the event the Contract becomes a Defaulted Contract. The Servicer shall also enforce all rights of the Issuer under the Originator Agreements including, but not limited to, the right to require an Originator to repurchase Contracts for breaches of representations and warranties made by the respective Originators.

               (b) If the full amount of a scheduled payment due under a Contract is not timely received, the Servicer shall make reasonable and customary efforts to collect such Contract in accordance with this Servicing Agreement and the procedures set forth in the Collection Policy. The Servicer shall use its best efforts, consistent with the standard of care set forth in Section 2.18 hereof, to collect funds on a Defaulted Contract; such collections shall be deposited into the Collection Account no later than two Business Days following receipt thereof.

               (c) The Servicer shall provide monthly reports substantially in the form of Exhibit A-1 hereto, each under a certificate substantially in the form of Exhibit A-2 hereto, to the Indenture Trustee. The Servicer shall also provide, by mail and facsimile transmission, copies of such reports and certificates to the Back-up Servicer, the Insurer, the Rating Agencies and any other Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time, regarding (i) payments received from or on behalf of the Obligors and deposited to the Collection Account (identified in Section 3.03 hereof) representing collections with respect to the Contracts,
(ii) other amounts received with respect to the Contracts, including Liquidation Proceeds or the proceeds of repurchases under the Sale and Allocation Agreement,
(iii) other matters relating to the Contracts including delinquencies, repossessions and filing and payment of claims under Insurance Policies, (iv) financial information used to calculate whether certain Events of Default have occurred, and (v) other items reflected on Exhibit A-1. Such reports shall be delivered to the parties specified above no later than the Determination Date related to each Collection Period.

               (d) The Back-up Servicer shall provide monthly reports to the Indenture Trustee, and the Indenture Trustee shall provide copies of such reports to the Rating Agencies, the Insurer, the Issuer and any other Persons identified on a list provided to the Back-up Servicer by the Issuer, as such list may be amended from time to time, substantially in the form of Exhibit B hereto. Such report shall be dated as of the Determination Date for each Payment Date and delivered to the Indenture Trustee on or before such Payment Date.

               (e) The Servicer shall, upon request, promptly, but no later than two Business Days after receipt of a request provide, or cause to be provided, to the Back-up Servicer and the Insurer copies of all monthly bank statements, notices, reports or other documents received from the Indenture Trustee and from the Collection Account Depository regarding funds held in or transferred to or from all applicable accounts.

               (f) No later than the Determination Date related to each Collection Period, the Servicer shall forward to the Back-up Servicer, via reputable overnight courier or electronic transmission, a computer diskette in a format mutually acceptable to the Servicer and the Back-up Servicer, of its computerized records reflecting (i) all collections received during such Collection Period with respect to the Contracts, (ii) the Pool Balance as of the last day of the Collection Period, (iii) information as of the last day of such Collection Period regarding the number of Defaulted Contracts, (iv) the number of repossessed Financed Vehicles and the number of sales of repossessed Financed Vehicles as of the last day of such Collection Period and (v) all other information necessary for the Back-up Servicer to perform its duties under
Section 2.23. Promptly upon discovery by the Back-up Servicer or receipt by the Back-up Servicer of notice of an Event of Servicing Termination with respect to the Servicer, the Back-up Servicer shall input such information onto its computer system so that such information is immediately available to the Back-up Servicer.

        2.03. REALIZATION UPON CONTRACTS.

               (a) Unless otherwise contemplated by the Collection Policy, in the event a Contract becomes or is reasonably anticipated to become a Defaulted Contract, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the standard of care set forth in Section 2.18, repossess or otherwise convert the ownership of the Financed Vehicle securing such Contract. In accordance with the priority of payment set forth in Section 2.8(ix) of the Indenture, all costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Contracts shall be reimbursed to the Servicer from the Collection Account on the Payment Date relating to the Collection Period in which the Servicer delivered to the Indenture Trustee an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Servicing Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Contract if, in its reasonable judgment consistent with the servicing standards specified in Section 2.18, the Liquidation Proceeds are expected to be a negative number.

               (b) The Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), shall follow practices consistent with the standard of care set forth in Section 2.18, including the Collection Policy, in its servicing of automotive contracts, which may include selling the Financed Vehicle, or requesting a Subservicer to sell the Financed Vehicle, at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), shall, in accordance with its Collection Policy, maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession should increase the Liquidation Proceeds.

        2.04. PHYSICAL DAMAGE INSURANCE.

               (a) The Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), in accordance with the standard of care set forth in Section 2.18, shall, upon receipt of notice that an Obligor's physical damage insurance covering the Financed Vehicle has lapsed or is otherwise not in force, send written notice to such Obligor stating that such Obligor is required to maintain physical damage insurance covering the Financed Vehicle throughout the term of the Contract.

               (b) In the event of any physical loss or damage to a Financed Vehicle from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any insurance policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

               (c) The Servicer will administer the filing of claims under the Insurance Policies as described under Section 2.12 hereof.

        2.05. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES AND CONTRACTS.

               (a) The Issuer hereby directs the Servicer, and the Servicer agrees, to (i) take or cause to be taken such steps as are necessary, in accordance with the standard of care set forth in Section 2.18, to maintain perfection of the security interest created by any Contract covering a Financed Vehicle which has been relocated in such a manner as to require such steps, and
(ii) within two Business Days of its receipt thereof forward to the Custodian, on behalf of the Issuer, via reputable overnight courier, any certificate of title to a Financed Vehicle received by the Servicer for any reason with respect to a Financed Vehicle relating to a Contract serviced hereunder.

               (b) The Servicer shall, at the direction of the Issuer, the Insurer or the Indenture Trustee (which shall so direct if directed by Noteholders evidencing not less than 51% of the Note Balance to do so), take any action necessary to preserve and protect the security interests of the Issuer and the Indenture Trustee in the Contracts, including any action specified in any opinion of counsel delivered to the Servicer.

        2.06. COVENANTS OF SERVICER; NOTICES.

               (a) The Servicer shall (i) not release any Financed Vehicle securing any Contract from the security interest granted therein by such Contract in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of the Financed Vehicle to a successor purchaser following repossession by the Servicer or a Subservicer, (ii) not impair the rights of the Issuer, the Noteholders, the Insurer or the Indenture Trustee in the Contracts, (iii) not increase the number of scheduled payments due under a Contract except as permitted herein, (iv) prior to the payment in full, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Contract pledged to the Indenture Trustee or any interest therein, (v) immediately notify the Issuer, the Back-up Servicer, the Insurer and the Indenture Trustee of the existence of any Lien on any Contract (other than the Lien of the Indenture Trustee) if the Servicer has actual knowledge thereof, (vi) defend the right, title, and interest of the Issuer, the Noteholders, the Insurer and the Indenture Trustee in, to and under the Contracts pledged to the Indenture Trustee, against all claims of third parties claiming through or under the Servicer, (vii) deposit into Collection Account or cause to be deposited into the lockbox account maintained at the Lockbox Bank all payments received by the Servicer with respect to the Contracts in accordance with this Servicing Agreement, (viii) comply in all respects with the terms and conditions of this Servicing Agreement relating to the obligation of the Issuer to remove Contracts from the Collateral pursuant to the Indenture, and the obligation of the Seller to reacquire the Contracts from the Issuer pursuant to the Sale and Allocation Agreement, (ix) promptly notify the Issuer, the Back-up Servicer, the Insurer and the Indenture Trustee of the occurrence of any Event of Servicing Termination and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (x) promptly notify the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee of the occurrence of any event which, to the knowledge of the Servicer, would require that the Issuer make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all government agencies, tribunals, or authorities in accordance with the UCC and any state vehicle license or registration authority as may be necessary or advisable to create, maintain, and protect a first-priority security interest of the Indenture Trustee in, to, and on the Financed Vehicles and a first-priority security interest of the Indenture Trustee in, to, and on the Contracts pledged to the Indenture Trustee, and (xi) take all reasonable action necessary to maximize the returns pursuant to the Insurance Policies.

               (b) The Servicer shall, within three Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Issuer, the Indenture Trustee, the Insurer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance might have with respect to the administration of the Contracts.

               (c) The Servicer will promptly advise the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee of any inquiry received from an Obligor which requires the consent of the Issuer or the Indenture Trustee. Inquiries requiring consent of the Issuer or the Indenture Trustee may include, but are not limited to, inquiries about settlement of any unasserted claim or defense, or compromise of any amount an Obligor owes.

               (d) The Servicer will not make any material change to the Collection Policy with respect to the Contracts without the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), which consent shall not be unreasonably withheld; and if an Insurer Default shall have occurred and be continuing, the Servicer will not make any material change to the Collection Policy with respect to the Contracts if such change would have a materal adverse effect on the Contracts.

        2.07. REPURCHASE OF CONTRACTS BY SELLER UPON BREACH. The Servicer shall inform the Issuer, the Insurer, the Indenture Trustee and the Back-up Servicer promptly, in writing, upon the discovery of the occurrence of any event which would require the Seller to repurchase a Contract under Section 2.3 of the Sale and Allocation Agreement; provided, however, that the Servicer shall have no duty to investigate or determine the existence of any breach except as specified herein. Unless waived by the Insurer, the Servicer shall deliver to the Issuer a written demand to cause the Seller to reacquire the affected Contract as provided in the Sale and Allocation Agreement. The sole remedy of the Issuer, the Indenture Trustee, the Insurer (except as otherwise provided in the Insurance Agreement), or the Noteholders against the Seller with respect to any Contract shall be the repurchase thereof as provided in the Sale and Allocation Agreement.

        2.08. SERVICING FEE; BACK-UP SERVICING FEE.

               (a) Pursuant to the Indenture, the Issuer has agreed to cause the Indenture Trustee to pay out of monthly collections with respect to the Contracts to the Back-up Servicer a monthly servicing fee ("Back-up Servicing Fee") and to the Servicer the Servicing Fee with respect to the Contracts serviced under this Servicing Agreement; provided, however, that the Issuer hereby agrees not to amend or consent to any amendment of any provision of the Indenture relating to compensation of the Back-up Servicer or the Servicer without the prior written consent of such Person and the Insurer.

               (b) The Back-up Servicing Fee with respect to each Collection Period shall be equal to the greater of (A) the quotient obtained by dividing
(i) 0.03% of the Note Balance as of the beginning of such Collection Period, by
(ii) 12 and (B) $1,000. The Back-Up Servicer shall also be entitled to reimbursement of its conversion costs and other transition expenses associated herewith pursuant to Section 2.8(a)(i) of the Indenture, up to the limit set forth therein, and any excess pursuant to Section 2.8(a)(ix) of the Indenture. The Back-up Servicing Fee with respect to a Collection Period shall be due on the succeeding Payment Date. In the event the initial Back-up Servicer becomes a Successor Servicer pursuant to this Servicing Agreement, the Back-up Servicer shall be paid a fee not to exceed the greater of (i) the Servicing Fee or (ii) the current market rate at the time for servicing Contracts similar in nature to the Contracts. Such current market rate shall be determined by taking the lowest of three servicing bids obtained by the Back-up Servicer from third party servicers selected by the Back-up Servicer and approved by the Insurer.

               (c) The Servicing Fee with respect to each Collection Period shall be equal to the quotient obtained by dividing (i) the Servicing Fee Rate times the Note Balance as of the beginning of such Collection Period, by (ii) 12. The Servicing Fee with respect to a Collection Period shall be due on the succeeding Payment Date. In the event this Servicing Agreement is terminated on a date other than the last day of a Collection Period or a Contract is designated to be no longer outstanding for purposes of this Servicing Agreement, then the Servicing Fee for such period or with respect to such Contract, as the case may be, shall be determined on a pro rata basis.

        2.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer shall deliver to the Indenture Trustee, and the Indenture Trustee shall deliver to the Issuer, the Back-up Servicer, the Insurer, the Rating Agencies and any Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time, on or before July 31 of each year beginning July 31, 2000, an Officer's Certificate, dated effective as of the preceding April 30, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period, as is applicable) and of its performance under this Servicing Agreement during such period has been made under such officer's supervision, (ii) based on such review, the Servicer has fulfilled all its obligations under this Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the remedies therefor being pursued; and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled its obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such officers and the nature and status thereof. This Section shall not apply to the Back-up Servicer acting as Servicer.

        2.10. FINANCIAL STATEMENTS; ANNUAL SERVICING REVIEW.

               (a) The Servicer, shall deliver, in duplicate, to the Rating Agencies, the Insurer, the Back-up Servicer, the Indenture Trustee and any other Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time:

                      (i) as soon as available, but in no event later than 45 days after the end of each fiscal quarter of FIFSGI (commencing with the quarter ending July 31, 2000), an unaudited consolidated balance sheet and income statement (prepared in accordance with generally accepted accounting principles applied on a consistent basis, and subject to year end adjustments) for FIFSGI covering the preceding quarter, in each case certified by the chief financial officer of FIFSGI to be true, accurate and complete copies of such financial statements; and

                      (ii) on or before ninety (90) days after the end of each fiscal year of FIFSGI (commencing with the fiscal year ending April 30, 2000) the consolidated financial statements of FIFSGI containing a report of a firm of independent public accountants selected by FIFSGI to the effect that such firm has examined the books and records of FIFSGI and that, on the basis of such examination conducted in compliance with generally accepted audit standards, such financial statements accurately reflect the financial condition of FIFSGI, in each case certified by the chief financial officer of FIFSGI, to be true, accurate and complete copies of such financial statements.

               (b) The Servicer will cause the same firm of independent public accountants which prepared the audited financial statements pursuant to paragraph (a)(ii) of this Section to deliver to the Rating Agencies, the Insurer, the Back-up Servicer, the Indenture Trustee and any Persons identified on a list provided to the Servicer, as such list may be amended from time to time, upon receipt of such covenants and representations from such Persons as the independent public accountants may require, and as soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer's procedures and operations in form and substance reasonably satisfactory to the Insurer, prepared by such firm of independent public accountants, dated as of April 30 of each year beginning 2000 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Collateral and the conveyed property in all similar asset-based financing transactions sponsored by the Issuer or an affiliate thereof (which records shall be described in one or more schedules to such statement), (ii) such firm has compared the information contained in certain Monthly Servicer Reports (and similar reports for other similar asset-based financing transactions sponsored by the Issuer or an affiliate thereof) delivered in the relevant period with information contained in the accounts and records or other relevant source documents for such period, and
(iii) on the basis of the procedures performed, whether the information examined and contained in such Monthly Servicer Reports (and similar reports for such other similar asset-based financing transactions) delivered on the relevant period reconciles and agrees with the information contained in the accounts and records or other relevant source documents except for such exceptions as such independent public accountants believe to be immaterial and such other exceptions as shall be set forth in such statement.

        2.11. COSTS AND EXPENSES.

               (a) Except as set forth in Section 2.11(b) below, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of independent public accountants with respect to preparation of the financial statements and reports described in Section 2.10(b) and (c) and all other fees and expenses (including all fees and expenses arising as a result of the occurrence of a Re-Liening Trigger) not expressly permitted pursuant to the priorities of Section 2.8 of the Indenture to be for the account of the Issuer, shall be paid or caused to be paid by the Servicer out of the compensation to be paid to the Servicer pursuant to Section 2.08.

               (b) During the term of this Servicing Agreement, the Servicer shall be reimbursed pursuant to Section 2.8(a)(ix) of the Indenture for actual out-of-pocket costs and expenses incurred in connection with the sale or other disposal of a Financed Vehicle or collection of amounts due with respect to a Contract including, but not limited to, the following (to the extent such cost or expense relates to the sale or other disposal or collection of amounts due with respect to a Contract or a Financed Vehicle):

                      (i) Any compensation paid to outside legal counsel retained to protect the interests of the Issuer, the Indenture Trustee, the Insurer or the Noteholders in the assets administered under this Servicing Agreement as the Servicer deems necessary in accordance with its normal procedures;

                      (ii) Any compensation paid to independent repossessors, auctioneers or appraisers and any direct out of pocket expenses arising from or related to realization of the Contracts administered under this Servicing Agreement;

                      (iii) Any sales, franchise, income, excise, personal property or other taxes arising from or related to any Contracts administered under this Servicing Agreement;

                      (iv) Any parking or other fees, insurance, title or similar fees arising from or related to any Contracts administered under this Servicing Agreement;

                      (v) Any expenses for special forms and materials, freight, tapes, communications, lock-box and other bank service charges, and other expenses approved by the Issuer; and

                      (vi) Any expenses and fees paid to outside accountants in connection with the procedures required to be performed pursuant to Section 2.10(b) hereof.

        2.12. RESPONSIBILITY FOR INSURANCE POLICIES; PROCESSING OF CLAIMS UNDER INSURANCE POLICIES; DAILY RECORDS AND REPORTS.

               (a) The Servicer, on behalf of the Issuer, will administer and enforce all rights and responsibilities of the holder of the Contracts provided for in the Insurance Policies relating to the Contracts.

               (b) The Servicer will administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies. The Servicer shall use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims, subject to the servicing standard set forth in Section 2.18 hereof. The Servicer will utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers.

               The Servicer shall not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the Insurance Policies in connection with filing such claims, perform any obligations of the named insured under such Insurance Policies. The Servicer shall not be responsible to the Issuer, the Insurer, the Noteholders or the Indenture Trustee (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the Insurance Policies or
(ii) for any act, absent willful misconduct or negligence, or omission to act done in compliance with this Servicing Agreement. In the case of any inconsistency between this Servicing Agreement and the terms of any Insurance Policy, the Servicer shall comply with the latter. A copy of any claim shall be furnished to the Insurer upon the Insurer's request.

        2.13. DELIVERY OF DOCUMENTS TO INDENTURE TRUSTEE. The Servicer shall deliver or cause to be delivered all of the following documents with respect to the Contracts in its possession to the Indenture Trustee via reputable overnight courier service for receipt by the Indenture Trustee within two (2) Business Days preceding the Closing Date:

               (a) the sole original counterpart of the retail installment contract or promissory note and security agreement evidencing each such Contract and any and all amendments thereto; and

               (b) (i) the original certificate of title or copies of correspondence to the appropriate State title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the appropriate State title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such State title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form (the items in (a) - (b) are collectively referred to as the "Custodian Files").

               While in its possession, the Servicer shall hold the Custodian Files in trust on behalf of the Indenture Trustee.

        2.14. MAINTENANCE OF COPIES OF DOCUMENTS BY THE SERVICER.

               (a) The Servicer shall maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of the following documents in its files with respect to each Contract and the Financed Vehicle related thereto:

                      (i) application of the Obligor for credit;

                      (ii) a copy (but not the original) of the retail installment contract or promissory note and security agreement and any amendments thereto, provided, however, that the Servicer shall deliver any original amendments to the retail installment contract or promissory note and security agreement to the Indenture Trustee immediately following execution thereof;

                      (iii) a copy (but not the original) of a certificate of title with a lien notation or an application therefor;

                      (iv) a certificate of insurance or application therefor with respect to the Financed Vehicle securing the Contract;

                      (v) a copy of the proof of income and references, credit report and approval sheet utilized by the Seller in the underwriting of the Contract;

                      (vi) the invoice for the Financed Vehicle (in the case of a new vehicle) or the bookout sheet (in the case of a used vehicle);

                      (vii) Obligor's order for the Financed Vehicle, together with proof (if any) of down payment;

                      (viii) a copy of the service contract, if any, on the Financed Vehicle;

                      (ix) a copy of the credit life insurance policy, if any, and the credit disability insurance policy, if any, on the Obligor relating to the Financed Vehicle and a copy of a certificate evidencing physical damage insurance covering the related Financed Vehicle, if any; and

                      (x) such other documents as the Servicer may reasonably request in order to accomplish its duties under this Servicing Agreement.

               (b) The Servicer shall keep books and records, satisfactory to the Insurer, pertaining to each Contract and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any loan shall remain at all times the property of the Issuer and shall be held in trust by the Servicer. The Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Servicing Agreement. The Servicer shall bear the entire cost of restoration in the event any Servicer Files (as defined below) shall become damaged, lost or destroyed while in the Servicer's possession or control.

        2.15. POSSESSION OF SERVICER FILES. Unless otherwise specified herein, the Servicer shall maintain physical possession of the instruments and documents listed in paragraph 2.14(a) above; such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing; and, all other instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computerized data files) that are required to document or service any Contract. Collectively, all of the documents described in this Section 2.15 with respect to a Contract are referred to as the "Servicer Files". The Servicer hereby agrees that the computer files and other physical records of the Contracts maintained by the Servicer will bear an indication reflecting that the Contracts are owned by the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders and the Insurer and that all Servicer Files shall remain the property of the Issuer and shall be held in trust by the Servicer. The Servicer shall respond to all third party inquiries concerning ownership of the Contracts by indicating that the Contracts have been assigned by the Seller to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders and the Insurer.

        2.16. PROCESSING OF INFORMATION. Information with respect to each Contract is to be recorded into the Servicer's loan management and accounting system.

        2.17. WARRANTIES AND REPRESENTATIONS WITH RESPECT TO COMPLIANCE WITH LAW AND ENFORCEMENT.

               (a) The Issuer hereby represents to the Servicer, based on certain representations the Seller has made to the Issuer concerning the Contracts in the Sale and Allocation Agreement, and on which representations the Issuer has relied in acquiring the Contracts and with respect to the pledge of the Contracts to the Indenture Trustee, that each Contract and the sale of the related Financed Vehicle complied at the time it was originated or made and on the Cutoff Date, as the case may be, does comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

               (b) The Servicer warrants, represents and covenants that in the event that the Servicer realizes upon any Contract, the methods utilized by the Servicer to realize upon such Contract or otherwise enforce any provisions of the Contract, will not subject the Servicer, the Issuer, the Noteholders, the Insurer or the Indenture Trustee to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Servicing Agreement and the standard of care set forth in Section 2.18 hereof including the Collection Policy.

        2.18. STANDARD OF CARE. In performing its duties and obligations hereunder and in administering and enforcing the Insurance Policies relating to the Contracts pursuant to this Servicing Agreement, the Servicer will comply with all applicable state and federal laws and shall service and administer the Contracts by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sales contracts and notes owned or serviced by the Servicer comparable to the Contracts. In performing such duties, so long as First Investors Servicing Corporation is the Servicer (i) it shall comply with the Collection Policy, and (ii) it shall not make any material amendment to such Collection Policy without the prior written consent of the Insurer (provided that no Insurer Default shall have occurred and be continuing) which consent shall not be unreasonably withheld; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Contract. In performing its duties and obligations hereunder, the Servicer shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of the Issuer, the Insurer or the Indenture Trustee on behalf of the Noteholders in the Collateral.

        2.19. RECORDS. The Servicer shall maintain or cause to be maintained such books of account and other records as will enable the Issuer and the Insurer to determine the status of each Contract and any Insurance Policy relating thereto.

        2.20. INSPECTION.

               (a) At all times during the term hereof, the Servicer shall afford the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee and their authorized agents, upon three Business Days' prior written notice, reasonable access during normal business hours to the Servicer's records and files relating to the Contracts and the Collateral and will cause its personnel to assist in any examination of such records by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee, and will permit such parties to discuss the affairs, finances and accounts of the Servicer with the chief operating officer and chief financial officer of the Servicer. The examination referred to in this Section 2.20 will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Servicer Files and records relating thereto for conformity to Monthly Servicer Reports prepared pursuant to Section 2.02(c) and compliance with the standards represented to exist as to each Contract in this Servicing Agreement. Nothing herein shall require the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee to conduct any inspection pursuant to this Section. Such parties may, with the Servicer's consent, which shall not be unreasonably withheld or delayed, discuss the affairs, finances and accounts of the Servicer with the Servicer's independent accountants, provided that an officer of the Servicer shall have the right to be present during such discussions.

               (b) At all times during the term hereof, the initial Servicer shall keep available at its office located at 300 Interstate North, Atlanta, Georgia 30559 (or such other location as to which it shall give written notice to the Issuer, the Indenture Trustee, and the Insurer), for inspection by the Issuer, the Insurer, the Back-up Servicer, and the Indenture Trustee a copy of the Contracts Schedule, as amended.

               (c) All information obtained by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee regarding the Obligors and the Contracts, whether upon exercise of its rights under this Section 2.20 or otherwise, shall be maintained by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee in confidence and shall not be disclosed to any other person, except as otherwise required by applicable law or regulation.

               (d) The Servicer will, at the Issuer's or the Insurer's request, provide the Issuer or the Insurer with a data extract disk of portfolio information.

               (e) The Servicer and the Insurer and their agents and representatives shall at all times have full and free access during normal business hours to all computer tapes, books, correspondence and records of the Back-up Servicer insofar as they relate to the Contracts and the Insurer and its agents and representatives may examine the same, take extracts therefrom and make photocopies thereof. The Servicer and the Insurer each agree that all such information, practices, books, correspondence and records are to be regarded as confidential information and that (a) it shall retain in strict confidence and shall use its best efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Back-up Servicer any or all of such information practices, books, correspondence and records furnished to it and (b) it will not, and it will use its best efforts (in the case of the Insurer, consistent with Section 2.02 of the Insurance Agreement) to ensure that its agents and representatives will not, make any use whatsoever (other than for purposes contemplated by this Agreement) of any of such information practices, computer tapes books, correspondence and records without the prior written consent of the Back-up Servicer, unless such information (i) is generally available to the public, (ii) is required by law, regulation, or court order to be disclosed or is requested by any governmental authority having authority over the Servicer and the Insurer, or is necessary to preserve any of such Persons' rights under or to enforce any provision of the Indenture, or (iii) is required by the Rating Agencies in connection with their rating of the related Notes or the implied rating of the facility.

        2.21. ENFORCEMENT.

               (a) The Servicer will, consistent with the standard of care required by Section 2.18 hereof, act with respect to the Contracts and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Indenture Trustee with respect thereto.

               (b) The Servicer shall to the extent consistent with the servicing standards set forth in Section 2.18, including the Collection Policy, or at the written direction of the Insurer sue to enforce or collect upon the Contracts and the Insurance Policies (including unpaid claims), in its own name, if possible, or as agent for the Issuer or the Indenture Trustee. If the Servicer commences a legal proceeding to enforce a Contract or an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the Contract and the related rights under the Insurance Policies by the Issuer to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract or an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Contract or the Insurance Policy, the Issuer shall, at the Servicer's request, assign the Contract or the Insurance Policy to the Servicer to the limited extent necessary to enforce the Contract or the Insurance Policy, or take such steps as the Issuer deems necessary to enforce the Contract or the Insurance Policy, including bringing suit in its name.

               (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the standard of care required by Section 2.18 hereof. In exercising such recourse rights, the Servicer is hereby authorized on the Issuer's behalf to reassign the Contract and to deliver the certificate of title to the Financed Vehicle to the person against whom recourse exists at the price set forth in the document creating the recourse.

               (d) The Servicer may grant to the Obligor on any Contract that has been repaid in full any rebate, refund or adjustment that the Servicer in good faith believes is required because of prepayment in full of the Contract, and may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account. The Servicer may not permit any rescission or cancellation of any Contract nor may it take any action with respect to any Contract, except as required by applicable law, regulation or court order, or Insurance Policy which would materially impair the rights of the Indenture Trustee, the Insurer or the Noteholders therein or in the proceeds thereof.

        2.22. PAYMENT IN FULL ON CONTRACT. Upon payment in full on any Contract, the Servicer shall notify the Custodian prior to the next succeeding Determination Date by a written request for the release of such Contract (which shall include a statement of an officer of the Servicer to the effect that all amounts received in connection with such payment in full which are required to be deposited in the Collection Account pursuant to Sections 3.02 and 3.03 hereof have been so deposited).

        2.23. DUTIES OF BACK-UP SERVICER.

               (a) The Back-up Servicer will perform the services set forth in this Section 2.23 which shall not be delegated to the Servicer. The Back-up Servicer shall, unless it is prohibited as a matter of law, as evidenced by an opinion of counsel provided for in Section 5.08 and unless a different Successor Servicer is appointed by the Insurer, service the Contracts upon receipt of written notice of an Event of Servicing Termination by the Servicer under this Servicing Agreement. The Back-up Servicer will, on a periodic basis, perform the functions specified in this Section 2.23, provided that the Back-up Servicer shall be entitled to request of and receive from the Indenture Trustee and the Servicer, as appropriate, all information necessary to conduct tests or make reports in a timely manner as specified below and, except as otherwise specified herein, the Back-up Servicer shall be entitled to assume for all purposes that the information received by it is true, correct and complete, and the Back-up Servicer shall be fully protected in relying upon such information without any independent investigation or audit to prove the facts stated therein. The Back-up Servicer shall utilize such methods as it deems reasonable and necessary to reconcile information provided by the Servicer with the cash balances held by the Indenture Trustee.

               (b) Prior to each Payment Date, the Back-up Servicer shall review the Monthly Servicer Report related thereto and shall:

                      (i) determine that such Monthly Servicer Report is complete on its face;

                      (ii) review the amounts on deposit in the Collection Account against the monthly distribution amounts set forth in such Monthly Servicer Report and reasonably determine whether the amount on deposit is sufficient to pay such distribution amounts; and

                      (iii) determine the amount on deposit in the Reserve Account.

               (c) No later than each Payment Date, the Back-up Servicer shall load the computer tape or diskette received from the Servicer pursuant to
Section 2.02(f) hereof, and confirm that such computer tape or diskette is in readable form and calculate and confirm the aggregate Principal Balance of Contracts as of the most recent Payment Date.

               In addition, the Back-up Servicer shall confirm that the average Delinquency Ratio for any three Collection Periods and the Cumulative Net Loss Rate as set forth in the Monthly

Servicer Report, are accurate based solely on a comparison to the computer tape referred to above.

               (d) In the event of any discrepancy between the information set forth in subparagraphs (b) and (c), as calculated by the Servicer, from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer, the Indenture Trustee, and the Insurer of such discrepancy. If within ten days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Rating Agencies, the Insurer, the Indenture Trustee, and any other Persons identified on a list provided to the Back-up Servicer, as such list may be amended from time to time, of such discrepancy.

               (e) Other than as specifically set forth elsewhere in this Servicing Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

               (f) The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder, including the obligation, if requested by the Insurer, to succeed at any time to the duties and obligations of the Servicer as servicer under Section 5.02 hereof.

        2.24. ASSUMPTION OF DUTIES BY BACK-UP SERVICER. At any time following the assumption of duties of the Servicer by the Back-up Servicer or the designation of a Successor Servicer pursuant to section 2.01(c), the Servicer shall, at the Indenture Trustee's or the Insurer's request, (A) assemble all of the records relating to the Collateral including all Contract Files, and shall make the same available to the Indenture Trustee and the Insurer at a place selected by the Indenture Trustee and the Insurer or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Indenture Trustee and the Insurer and shall promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the lockbox account maintained by the Lockbox Bank or its designee.

        2.25. ERRORS AND OMISSIONS INSURANCE. The Servicer has obtained, and shall continue to maintain in full force and effect, errors and omissions insurance and employee theft insurance of a type and in such amount as is customary for servicers engaged in the business of servicing automobile contracts. The scope of such insurance coverage shall include the acts and omissions of Subservicers or, if that is not the case with respect to any Subservicer, the Servicer shall require such Subservicer to maintain such insurance or a bond substantially equivalent thereto. Annually and more frequently upon request of the Issuer, the Insurer, the Indenture Trustee or the Back-up Servicer, the Servicer shall cause to be delivered to the Indenture Trustee a certification evidencing coverage under such insurance. Any such insurance shall not be canceled or modified in a materially adverse manner without thirty days' prior written notice to the Issuer, the Insurer, the Indenture Trustee and the Rating Agencies. No provision of this Section 2.25 requiring the maintenance of insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement.

        2.26. RESPONSIBILITIES OF BACK-UP SERVICER AND SERVICER. Neither the Back-up Servicer nor the Servicer shall have any duties, obligations or responsibilities other than those specifically expressed and set forth herein and no implied obligations of the Back-up Servicer or the Servicer shall be read into this Servicing Agreement. Neither the Back-up Servicer nor the Servicer nor any of their respective directors, officers, agents or employees shall be liable to any person, including, without limitation, the Servicer or the Back-up Servicer, as the case may be, or the Issuer, the Insurer, the Indenture Trustee or the Noteholders in connection with this Servicing Agreement, except for the breach of any of its representations and warranties or obligations under this Servicing Agreement or for the negligence, bad faith or willful misconduct of the Back-up Servicer or the Servicer, as the case may be, or any of their respective officers, directors, agents or employees. The Back-up Servicer may rely on and shall be protected in acting upon, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and correct and to have been signed or presented by the proper person or persons. Without limiting the foregoing, the Back-up Servicer (i) may consult with legal counsel (including the Indenture Trustee's or the Back-up Servicer's), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action reasonably taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible to the Issuer, the Insurer, the Servicer, the Indenture Trustee or any other person for any recitals, statements, warranties or representations made in or in connection with this Servicing Agreement, the Transaction Documents or any other agreement, document or instrument executed in connection therewith by any other person,
(iii) shall not be responsible for the actions or omissions of any other person, including, without limitation, the Servicer, the Seller, the Issuer, the Insurer, the Indenture Trustee and the Noteholders unless such act or omission was caused by an act or omission of the Back-up Servicer, (iv) except as provided in this Servicing Agreement or any Transaction Document, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Indenture or any other Transaction Document on the part of any person, or to inspect the property (including the books and records) of the Seller, the Insurer, the Issuer or the Servicer, (v) except as otherwise provided herein, shall not be charged with the knowledge of any breach of representation or warranty by any other Person, or the failure of any other Person to comply with its obligations, hereunder or under any other Transaction Document, or of the occurrence of any Event of Servicing Termination unless a responsible officer of the Back-up Servicer has received written notice of the same from the Servicer, the Insurer or the Indenture Trustee, as the case may be, or otherwise has actual knowledge of such breach or Event of Servicing Termination, (vi) shall not be responsible to any Person for the due execution, legality, validity and enforceability against the other parties of this Servicing Agreement, and (vii) shall incur no liability under or in respect of this Servicing Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be telex or telecopy) reasonably believed by it to be genuine and signed, sent or communicated by the proper party or parties.

               It is agreed and understood that the Back-up Servicer is responsible for providing the services described in Section 2.23 only in accordance with the information as shall have been timely supplied to it by the Servicer, the Indenture Trustee or the Collection Account Depository, as the case may be. The Back-up Servicer shall incur no liability for any failure by the Servicer, the Indenture Trustee or the Collection Account Depository to furnish information required of it, nor shall the Back-up Servicer be responsible for the content or accuracy of any information provided to it by any such Person, unless required by the Transaction Documents to do so. Except as may be expressly provided herein or in the Indenture, the Back-up Servicer shall have no duty to supervise, investigate or audit any records or activities of the Servicer with respect to the servicing of the Collateral. The Back-up Servicer shall have no responsibility or liability for any acts or omissions of the Servicer with respect to the Collateral.

               The Back-up Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

        2.27. RE-LIENING. Upon the occurrence of a Re-Liening Trigger, the Insurer may instruct the Servicer to take or cause to be taken such actions as may, in the judgment of the Insurer or its counsel, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Indenture Trustee by amending the title documents relating to such Financed Vehicles or by such other reasonable means as may, in the judgment of the Insurer or its counsel, be necessary or prudent. The Servicer shall take or cause to be taken such actions. The Servicer hereby agrees to pay for all fees and expenses arising as a result of the occurrence of a Re-Liening Trigger related to such perfection or re-perfection and to take all action necessary therefor, including the preparation, execution and delivery of all such documents as may be requested by the Indenture Trustee or the Servicer in connection therewith. The Servicer shall grant to the Successor Servicer an irrevocable power of attorney, pursuant to which the Servicer shall appoint the Successor Servicer as its attorney-in-fact, such appointment being coupled with an interest, to take any and all steps required to be performed by it pursuant to this Section 2.27 including execution of certificates of title or any other documents in the name and stead of the Servicer. If at any time a Person other than First Investors Servicing Corporation becomes the Servicer, First Investors Servicing Corporation shall grant to such Successor Servicer, promptly after its appointment as such, a power of attorney as described in the preceding sentence.

        2.28. REPURCHASE BY SERVICER UPON BREACH. The Seller, the Insurer, the Depositor, the Servicer or the Issuer, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Servicer pursuant to this Agreement. If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Servicer becomes aware of, or receives written notice from the Seller, the Depositor, the Insurer or the Issuer of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Issuer or the Insurer in a Contract, the Servicer shall repurchase such Contract from the Issuer on the Business Day next preceding the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Contract hereunder, the Servicer shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4 of the Sale and Allocation Agreement. The sole remedy of the Issuer, the Indenture Trustee, the Insurer (except as otherwise specified in the Insurance Agreement), and the Noteholders with respect to a breach or failure to be true of the representations and warranties made by the Servicer pursuant to this Agreement shall be to require the Servicer to repurchase Contracts pursuant to this Section 2.28. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section 2.28 or the eligibility of any Contract for purposes of this Agreement.

                                  ARTICLE III.

                              ACCOUNTS; COLLECTIONS

        3.01. ACCOUNTS. There has been established pursuant to the Indenture the Collection Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer.

        3.02. COLLECTIONS. The Servicer shall remit or cause a Subservicer to remit first, to a lockbox account maintained with the Lockbox Bank and second, to the Collection Account described in Section 3.03 hereof, and to no other account, as soon as practicable, but in no event later than the Collection Account Depository's close of business two Business Days after receipt thereof in the lockbox, all Collections received during the Collection Period, in respect of a Contract being serviced by the Servicer, and all payments or other amounts, if any, made by or on behalf of an Obligor or received by the Servicer with respect to any Contract.

        3.03. COLLECTION ACCOUNT AND ACKNOWLEDGMENT LETTER.

               (a) The Issuer shall provide thirty days' notice to the Servicer, the Indenture Trustee, the Insurer and the Back-up Servicer of its appointment of a successor Collection Account Depository which shall be acceptable to the Rating Agencies, the Insurer and the Indenture Trustee and which shall hold the Collection Account under the terms and conditions outlined herein and in the Indenture.

               (b) Except as otherwise provided herein, the Servicer shall deposit or cause to be deposited into the Collection Account all amounts (including late payments) remitted by Obligors to the Servicer under the terms of the Contracts within two Business Days after receipt thereof by the lockbox; provided, however, that the Servicer shall be entitled to reimbursement of all amounts remitted by or on behalf of the Obligors to the Servicer under the terms of, or with respect to, the Contracts, which amounts represent late fees or prepayment charges, including administrative fees or similar charges allowed by applicable law.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

        4.01. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The initial Servicer hereby represents, warrants and covenants to the Back-up Servicer, the Issuer, the Insurer, the Noteholders, the Depositor and the Indenture Trustee that as of the date of this Servicing Agreement and, for so long as the initial Servicer shall continue to act as Servicer hereunder:

               (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Servicer and the officers or representatives acting on the Servicer's behalf, and the Servicer has full power and authority to execute, deliver and perform this Servicing Agreement;

               (c) This Servicing Agreement and the Sale and Allocation Agreement have been duly authorized, executed and delivered by the Servicer and the performance and compliance with the terms of this Servicing Agreement and the Sale and Allocation Agreement will not violate the Servicer's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any Transaction Document or any other contract, loan, lease, credit agreement or any other agreement or instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (d) The Servicer is duly licensed and qualified to perform the functions specified herein and this Servicing Agreement and the Sale and Allocation Agreement constitutes a valid, legal and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

               (e) The Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement and the Sale and Allocation Agreement by the Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect the performance of its duties hereunder;

               (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement or the Sale and Allocation Agreement;

               (g) No information, officer's certificate or statement furnished in writing or report delivered to the Indenture Trustee, the Issuer, the Insurer, the Back-up Servicer or the Noteholders by the Servicer required under this Servicing Agreement or the Sale and Allocation

Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the information, certificate, statement or report not misleading; provided, that the Servicer makes no representation or warranty with respect to any information incorporated into or forming the basis of any officer's certificate, information, statement or report provided by the Servicer that is provided to the Servicer by any other Person;

               (h) The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder; and

               (i) The Servicer has, with respect to the Contracts, complied in all material respects with the Collection Policy.

        4.02. REPRESENTATIONS AND WARRANTIES OF THE BACK-UP SERVICER. The Back-up Servicer hereby represents, warrants and covenants to the Issuer, the Insurer, the Noteholders, the Servicer, the Depositor and the Indenture Trustee that as of the date hereof or as of such date specifically provided herein:

               (a) The Back-up Servicer is a national banking association duly organized, validly existing and authorized to engage in a banking business under the federal laws of the United States of America;

               (b) All necessary corporate, regulatory or other action has been taken to authorize and empower the Back-up Servicer and the officers or representatives acting on the Back-up Servicer's behalf to perform and comply with the Back-up Servicer's obligations under this Servicing Agreement, and the Back-up Servicer has full power and authority, to execute, deliver and perform this Servicing Agreement;

               (c) The execution and delivery of this Servicing Agreement by the Back-up Servicer and its performance and compliance with the terms of this Servicing Agreement will not violate the Back-up Servicer's articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, security agreement, loan, credit agreement or any other agreement or instrument to which the Back-up Servicer is a party or which may be applicable to the Back-up Servicer or any of its assets;

               (d) This Servicing Agreement constitutes a legal, valid and binding obligation of the Back-up Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

               (e) The Back-up Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by the Back-up Servicer will not constitute a violation with respect to, any applicable order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the

Back-up Servicer or its properties or might have consequences that would materially adversely affect the performance of its duties hereunder; and

               (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the knowledge of the Back-up Servicer, contemplated or threatened against the Back-up Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement by or against the Back-up Servicer.

        4.03. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents, warrants and covenants to the Back-up Servicer, the Servicer, the Noteholders, the Insurer, the Depositor and the Indenture Trustee that as of the date of this Servicing Agreement or as of such date specifically provided herein:

               (a) The Issuer is a Delaware business trust duly organized and validly existing under the laws of the State of Delaware and has full power and authority to execute and deliver this Servicing Agreement and to perform the terms and provisions hereof;

               (b) The execution, delivery and performance by the Issuer of this Servicing Agreement have been duly authorized by all necessary action by the Issuer, do not require any approval or consent of any Person, do not and will not conflict with any material provision of the organizational documents of the Issuer, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property, and this Servicing Agreement is the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles; and

               (c) No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Issuer threatened, against the Issuer or its properties or with respect to this Servicing Agreement, which, if adversely determined would, in the opinion of the Issuer, have a material adverse effect on the transactions contemplated by this Servicing Agreement.

        4.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article IV are continuous and shall survive the date of this Servicing Agreement. Upon discovery by any of the Issuer, the Indenture Trustee, the Back-up Servicer, the Depositor or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto, including the Insurer and the Indenture Trustee.

        4.05. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, OR RESIGNATION OF Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which may succeed to the duties and obligations of the Servicer under this Servicing Agreement following the resignation of the Servicer subject to Section 2.01 hereof, which Person executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement with the prior written consent of the Insurer (if no Insurer Default shall have occurred and be continuing) and without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) written notice of such merger, consolidation or assumption of liabilities shall be delivered by the Servicer to the Insurer and the Noteholders, (ii) immediately after giving effect to such transaction, no Event of Servicing Termination (as defined in Section 5.01), and no event which, after notice or lapse of time, or both, would become an Event of Servicing Termination shall have occurred or be continuing, (iii) no Event of Default, Event of Servicing Termination or Re-Liening Trigger would occur as a result of such merger, consolidation or assumption of liability, (iv) the Servicer shall have delivered to the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section 4.05 and that all conditions precedent provided for in this Servicing Agreement relating to such transaction have been complied with and (v) the Servicer shall have delivered to the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on certificates of title thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Noteholders, the Insurer and the Indenture Trustee in the Contracts and the Financed Vehicles, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                                   ARTICLE V.

                         DEFAULT, REMEDIES AND INDEMNITY

        5.01. EVENT OF SERVICING TERMINATION. Any of the following acts or occurrences shall constitute an "Event of Servicing Termination" under this Servicing Agreement:

               (a) any failure by the Servicer to make any payment, transfer or deposit to the Indenture Trustee on the date such payment, transfer or deposit is required to be made;

               (b) any failure by the Servicer to provide any notices to the Indenture Trustee and the Insurer pursuant to this Servicing Agreement relating to the transfer or calculation of funds;

               (c) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement; or the Servicer shall assign its duties hereunder (except as expressly permitted herein);

               (d) any representation, warranty or certification made by the Servicer or any successor thereto in this Servicing Agreement, or any certificate delivered pursuant to this Servicing Agreement (other than any representation or warranty relating to a Contract that has been purchased by the Servicer), shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the Insurer;

               (e) the Servicer or Back-up Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or Back-up Servicer, respectively, or of or relating to all or substantially all of their respective properties; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or Back-up Servicer or Successor Servicer or Successor Back-up Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer or Back-up Servicer or any successor to either shall admit in writing its inability to pay its debts generally as they become due, file or have filed against it a petition or commence an action to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (f) the Servicer or the Back-up Servicer or any successor to either shall fail to be an Eligible Servicer as determined by the Insurer;

               (g) the Servicer makes any material changes to its Collection Policy with respect to the Contracts without the consent of the Insurer, which consent shall not be unreasonably withheld; or

               (h) an Event of Default (as defined in the Indenture) occurs which has not been waived by the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Note Balance.

        5.02. REMEDIES.

               (a) If an Event of Servicing Termination shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, any of the Indenture Trustee (to the extent an officer of the Indenture Trustee has actual knowledge thereof), the Issuer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance), by notice given in writing to the Servicer or the Back-up Servicer, as the case may be ("Termination Notice") (with copies to the Indenture Trustee and the Issuer if given by the Insurer), may terminate all of the rights and obligations of the Servicer or the Back-up Servicer, as the case may be, under this Servicing Agreement (except as set forth in Section 5.03). On or after the receipt by the Servicer of such Termination Notice, all authority, power, obligations and responsibilities of the Servicer under this Servicing Agreement, whether with respect to the Contracts, or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Back-up Servicer (or such other Successor Servicer appointed in accordance herewith); provided, however, that the Successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim based on any alleged action or inaction of the terminated Servicer. The Successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer and endorsement of the Contracts and related documents to show the Issuer or the Indenture Trustee as lienholder or secured party on the related title documents, or otherwise. The terminated Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Servicing Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Contracts and the delivery to the Successor Servicer of all Servicer Files, collection records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Back-up Servicer or other Successor Servicer, as the case may be, to service the Contracts. The terminated Servicer shall grant the Issuer, the Indenture Trustee, the Successor Servicer and the Insurer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense. Subject to Section 2.08(b), the Successor Servicer shall be entitled to be reimbursed pursuant to Section 2.8(a)(i) of the Indenture, to the extent described therein, and any excess pursuant to Section 2.8(a)(ix) of the Indenture for reasonable costs incurred by it in connection with a transfer of servicing from the Servicer to such Successor Servicer.

               (b) On and after the time the Servicer receives a Termination Notice pursuant to Section 5.02(a), the Back-up Servicer (unless the Insurer shall have exercised its option pursuant to the following paragraph to appoint an alternate Successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for in this Servicing Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Servicing Agreement except as otherwise stated herein. The Issuer and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. If a Successor Servicer is acting as Servicer hereunder, it shall only be subject to termination under Section 5.02 upon the occurrence of any Event of Servicing Termination with respect to such Successor Servicer.

               (c) On and after the receipt by the terminated Servicer of a Termination Notice pursuant to this Section 5.02, the terminated Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice. The Insurer (provided that no Insurer Default shall have occurred and be continuing) may exercise at any time (after a Termination Notice is given) its right to appoint as Successor Back-up Servicer or as Successor Servicer a Person other than the Person serving as Indenture Trustee or Back-up

Servicer, as the case may be, at the time, and (without limiting the Insurer's obligations under the Policy with respect to the Note) shall have no liability to the Issuer, the Indenture Trustee, the Person then serving as Back-up Servicer, any Noteholder or any other Person if it does so. If a Successor Servicer is not chosen within 90 calendar days after the receipt by the Servicer of the Termination Notice, the Back-up Servicer shall act as Successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. If the Back-up Servicer shall be legally unable to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Back-up Servicer, the Indenture Trustee, Noteholders evidencing not less than 51% of the Note Balance or the Issuer may petition a court of competent jurisdiction to appoint an Eligible Servicer as the Successor Servicer. Notwithstanding the above, no provision of this Servicing Agreement shall be construed as relieving the Back-up Servicer of its obligation to succeed as Successor Servicer upon the termination of the Servicer pursuant to this Section
5.02 or the resignation of the Servicer pursuant to Section 5.08. If, upon the termination of the Servicer pursuant to this Section 5.02 or the resignation of the Servicer pursuant to Section 5.08, the Insurer appoints a Successor Servicer other than the Back-up Servicer, the Back-up Servicer shall not be relieved of its duties as Back-up Servicer hereunder. Within 30 days of termination of the Servicer, if such termination causes a change in the address to which Obligor payments are to be sent, the Successor Servicer shall send, or cause to be sent, to each Obligor, a written notice of the name and mailing address of the Successor Servicer to which payments on the Contracts are to be made.

               (d) The Insurer or, if an Insurer Default has occurred and is continuing, the Indenture Trustee, the Issuer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance shall as promptly as possible appoint a Successor Back-up Servicer following delivery of a Termination Notice with respect to the Back-up Servicer. If the Insurer or Indenture Trustee, as applicable, shall fail to approve a Successor Back-up Servicer within 30 days of the date of a Termination Notice, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a Successor Back-up Servicer that is an Eligible Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any Eligible Servicer as the Successor Back-up Servicer hereunder.

               (e) Upon its appointment, the Successor Servicer or Successor Back-up Servicer, as the case may be, shall be the successor in all respects to the terminated Servicer or Back-up Servicer, as the case may be, with respect to servicing functions under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities (arising on and after the time of such appointment except for liability arising from the condition of the Servicer's records at the time the servicing duties are transferred to the Back-up Servicer or other Successor Servicer or for actions or omissions of other Persons) relating thereto placed on the Servicer or Back-up Servicer, respectively, by the terms and provisions hereof (except as otherwise provided in this Servicing Agreement with respect to the Back-up Servicer acting as Servicer), any Successor Servicer shall become the successor Administrator in accordance with Section 20 of the Administration Agreement, and all references in this Servicing Agreement to the Servicer or

Back-up Servicer shall be deemed to refer to the Successor Servicer or Successor Back-up Servicer unless the context otherwise requires.

               (f) In connection with such appointment and assumption, the Back-up Servicer may make such arrangements for the compensation of itself and the Successor Servicer out of collections of Contract payments, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Back-up Servicing Fees and Servicing Fees permitted to the Back-up Servicer and the Servicer, respectively, pursuant to this Servicing Agreement without the approval of the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Note Balance.

        5.03. INDEMNITY BY THE SERVICER. The Servicer shall be liable to the Issuer, the Insurer, the Indenture Trustee, the Noteholders and the Back-up Servicer (collectively, the "Indemnified Parties") to the extent of the following:

               (a) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

               (b) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through the breach of this Servicing Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Servicing Agreement or by reason of reckless disregard of its obligations and duties under this Servicing Agreement.

               (c) The Servicer shall be strictly accountable for all payments actually received on the Contracts.

               THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH
SECTION 5.03 LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY.

        5.04. LIABILITY OF THE BACK-UP SERVICER. The Back-up Servicer shall not be liable to the Servicer, the Issuer, the Insurer, the Indenture Trustee or the Noteholders (i) by reason of any act, contract or transaction performed in good faith by the Back-up Servicer pursuant to this Servicing Agreement nor shall it be liable for any loss resulting therefrom or for any lost profit derived therefrom or any errors in judgment, so long as such act, contract or transaction shall, at the time at which it was performed or entered into, have been reasonable and prudent under the circumstances and shall have conformed in all material respects to the express provisions of this Servicing Agreement or (ii) for any action taken or for errors in judgment committed directly resulting from fraud, negligence or willful misconduct of the Seller, the Issuer, the Servicer, the Insurer, the Indenture Trustee or the Noteholders.

        5.05. NOTIFICATION. Upon discovery of the occurrence of any Event of Servicing Termination, after the expiration of any applicable grace period, the Servicer or the Back-up Servicer shall give written notice of the occurrence of an Event of Servicing Termination to the Insurer, the Indenture Trustee, and the Owner Trustee. Unless the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Note Balance, gives written notice to the Servicer or the Back-up Servicer, as the case may be, within seven Business days of receipt of such notice from the Servicer or the Back-up Servicer that the Insurer or Noteholders evidencing not less than 51% of the Note Balance, as the case may be, have waived such Event of Servicing Termination, the Servicer or the Back-up Servicer, as the case may be, shall then give notice in writing to the Rating Agencies, the Issuer and any other Persons identified on a list provided to the Servicer or the Back-up Servicer, as the case may be, by the Issuer as such list may be amended from time to time, and the Indenture Trustee shall give notice to the Noteholders.

        5.06. WAIVER OF EVENT OF DEFAULTS. The Insurer or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Note Balance (with the prior written consent of the Insurer if no Insurer Default shall have occurred and be continuing) may waive any Event of Servicing Termination, except for an Event of Servicing Termination arising under Section 5.01(e). Notwithstanding the preceding sentence, the Insurer (if no Insurer Default shall have occurred and be continuing) may, on behalf of all Noteholders, waive any Event of Servicing Termination. Upon any such waiver of an Event of Servicing Termination, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

        5.07. SURVIVAL. The agreements in Section 5.03 shall survive the termination of the Indenture and the payment in full of the Note.

        5.08. SERVICER AND BACK-UP SERVICER NOT TO RESIGN. Subject to the provisions of Section 5.02, neither the Servicer nor the Back-up Servicer shall resign from the obligations and duties imposed on it by this Servicing Agreement as Servicer or Back-up Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Servicing Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Back-up Servicer, as the case may be, and the Insurer does not elect to waive the obligations of the Servicer or the Back-up Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Back-up Servicer shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Issuer, the Indenture Trustee, and the Insurer. No resignation of the Servicer shall become effective until the Back-up Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Back-up Servicer shall become effective until an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Back-up Servicer; provided, however, that in the event a successor Back-up Servicer is not appointed within 60 days after the Back-up Servicer has given notice of its resignation and has provided the opinion of counsel required by this Section 5.08, the Back-up Servicer may petition a court of competent jurisdiction for its removal.

                                   ARTICLE VI.

                            TERMINATION OF AGREEMENT

        6.01. TERM. This Servicing Agreement shall remain in effect until termination of the Indenture.

        6.02. EFFECT OF TERMINATION. Upon termination of this Servicing Agreement, the Servicer shall, at the direction of the Issuer, promptly deliver to the Issuer or its designee all Servicer Files and any related files and correspondence in its possession as are related to the management of the Contracts and the services provided hereunder.

        6.03. TRANSFER OF SERVICING. Upon termination of this Servicing Agreement, the Servicer shall cooperate in the transfer of the Servicer Files. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that responsibility for the Contracts shall transfer as quickly as practicable and in any event within thirty days after the termination date.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

        7.01. AMENDMENT. This Servicing Agreement may only be amended by mutual written consent of the parties hereto and with the prior written consent of the Insurer and Noteholders evidencing not less than 51% of the Note Balance. No amendment made to the Sale and Allocation Agreement or the Indenture, without the Back-up Servicer's or the Servicer's written consent, shall be effective as to the Back-up Servicer or the Servicer, respectively, to the extent such amendment is disadvantageous in any respect to the Back-up Servicer or the Servicer, respectively. The Rating Agencies and any other Persons identified on a list provided to the Issuer, as such list may be amended from time to time, shall be given by the Issuer prior notice of any proposed amendment to the Servicing Agreement, the Sale and Allocation Agreement or the Indenture and, upon any such amendment, shall promptly be provided by the Issuer a copy of any such amendment.

        7.02. WAIVERS. The provisions of this Servicing Agreement may only be waived by written consent of the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Note Balance, and the parties hereto. The failure of any party at any time to require performance by the other of any provision of this

Servicing Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Servicing Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

        7.03. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

        To the Servicer:

                      First Investors Servicing Corporation
                      c/o First Investors Financial Services, Inc.
                      675 Bering, Suite 710
                      Houston, Texas  77057
                      Attention:  Bennie H. Duck
                      Telephone:    (713) 977-2600
                      Fax:          (713) 260-0028


        To the Indenture Trustee/Back-up Servicer:

                      Norwest Bank Minnesota, National Association
                      Norwest Center
                      MAC N9311-161
                      Sixth Street and Marquette Avenue
                      Minneapolis, Minnesota 55479
                      Attention: Corporate Trust Services
                      Telephone:    (612) 667-8058
                      Fax:          (612) 667-3464

        To the Issuer:

                      First Investors Auto Owner Trust 2000-A
                      c/o Bankers Trust (Delaware), as Owner Trustee 1011 Centre Road, Suite 200
                      Wilmington, Delaware 19805
                      Attention: Corporate Trust
                      Telephone:    (302) 636-3305
                      Fax:          (302) 636-3222

                      with a copy to:
                      Bankers Trust Company
                      4 Albany Street, 10th Floor
                      New York, New York  10006
                      Attention: Structured Finance Group
                      Telephone:    (212) 250-6501
                      Fax:          (212) 250-6439

        To the Rating Agencies:

                      Moody's Investors Service, Inc.
                      99 Church Street
                      New York, New York 10007
                      Attention: Irina Faynzilberg
                      Phone:        (212) 553-7297
                      Fax:          (212) 553-3856

                      Standard & Poor's
                      55 Water Street
                      New York, New York 10041
                      Attention: Nick Danzis
                      Phone:        (212) 438-8436
                      Fax:          (212) 438-2649

        To the Insurer:

                      MBIA Insurance Corporation
                      113 King Street
                      Armonk, New York 10504
                      Attention: Insured Portfolio Management-
                        Structured Finance (IPM-SF)
                      Phone:        (914) 273-4545
                      Fax:          (914) 765-3810

Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed, two days after deposit with the U.S. Postal Service.

        7.04. SEVERABILITY OF PROVISIONS. If one or more of the provisions of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

        7.05. RIGHTS CUMULATIVE. All rights and remedies under this Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

        7.06. NO OFFSET. Prior to the termination of this Servicing Agreement, the obligations of the Back-up Servicer and the Servicer under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset which the Back-up Servicer or the Servicer may have against the other or against the Issuer, the Seller, the Insurer, any Noteholder or the Indenture Trustee, whether in respect of this Servicing Agreement, any Contract or otherwise.

        7.07. INSPECTION AND AUDIT RIGHTS. The Servicer agrees that, upon prior written notice, it will permit the Issuer, the Insurer, the Back-up Servicer, or the Indenture Trustee and their respective representatives, during the Servicer's normal business hours, to examine the Servicer Files, all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent public accountants selected by the Issuer, and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer, the Insurer or the Indenture Trustee of any right under this paragraph 7.07 shall be borne by the Servicer. The Servicer shall allow such examination within two Business Days of receipt of the required notice if so requested by the requesting party.

        7.08. POWERS OF ATTORNEY. The Issuer shall, from time to time, provide to the employees of the Servicer and the Indenture Trustee limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer and the Indenture Trustee to perform its respective obligations under this Servicing Agreement and the Indenture; provided however, that the Issuer shall not be required to provide such powers with respect to any matter for which the Issuer does not have authority to perform itself.

        7.09. ASSIGNMENT AND BINDING EFFECT. Except with respect to the pledge of its rights under this Servicing Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture and as expressly provided herein, this Servicing Agreement may be assigned by the Issuer only with the written consent of the parties hereto and the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Note Balance; however, in the event of an assignment, all provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        7.10. CAPTIONS. The article, paragraph and other headings contained in this Servicing Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

        7.11. COUNTERPARTS. This Servicing Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        7.12. GOVERNING LAW. This Servicing Agreement shall be deemed entered into under and shall be governed by and interpreted in accordance with the laws of the State of Texas, except to the extent that it is mandatory that the laws of some other jurisdiction apply.

        7.13. PARTIES. Except as set forth in Section 7.16 hereof, this Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

        7.14. RELATIONSHIP OF THE PARTIES. The relationship of the parties to this Servicing Agreement is that of independent contractors. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Back-up Servicer, the Servicer and the Issuer.

        7.15. NO BANKRUPTCY PETITION AGAINST THE ISSUER OR DEPOSITOR. The Back-up Servicer, the Servicer and the Indenture Trustee agree that, prior to the date that is one year and one day after the payment in full of the Notes, none of them will institute against the Issuer, or join any other Person in instituting against the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section
7.15 shall survive the termination of this Servicing Agreement.

        7.16. THIRD PARTY BENEFICIARIES. This Servicing Agreement shall inure to the benefit of the Noteholders and the Insurer and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Servicing Agreement which expressly confer rights upon the Insurer or the Noteholders shall be for the benefit of and run directly to them, and each shall be entitled to rely on and enforce such covenants to the same extent as if it were a party hereto. Notwithstanding the foregoing, the Noteholder shall have no rights to enforce the provisions of this Servicing Agreement so long as there is no Insurer Default that is continuing.

        7.17. OTHER AGREEMENTS. The Servicer and the Back-up Servicer will not be obligated or bound by any provision or term of any other agreement, including the Indenture and the Sale and Allocation Agreement, except to the extent, and only to the extent, expressly stated herein or therein.

        7.18. PROCEDURE FOR INDEMNIFICATION. Notwithstanding anything to the contrary in this Servicing Agreement, in the event that a Person is entitled to indemnification pursuant to the terms of this Servicing Agreement, such Person (hereinafter called the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party or, at the Indemnified Party's option, such Indemnified Party may select its own counsel with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, to represent the Indemnified Party and any others the Indemnified Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm at any one time (in addition to any local counsel) for all such Indemnified Parties (unless necessary because of conflicts of interest), and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be an adverse final judgment, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        7.19. RESERVED.

        7.20. PURCHASE AND SUBSEQUENT PLEDGE. The Servicer hereby acknowledges that the Issuer will acquire the Contracts and the other items included in the Collateral pursuant to the Sale and Allocation Agreement and will pledge the Contracts and the other items included in the Collateral along with the Issuer's rights under this Servicing Agreement and the Sale and Allocation Agreement to the Indenture Trustee for the benefit of the Secured Parties pursuant to the terms of the Indenture, and that the representations and warranties contained in the Sale and Allocation Agreement, this Servicing Agreement and the Indenture and the rights of the Issuer under the Indenture, this Servicing Agreement and the Sale and Allocation Agreement are intended to benefit the Noteholders and the Insurer.

        7.21. EXERCISE OF RIGHTS BY INSURER. All rights granted to the Insurer pursuant to this Servicing Agreement shall terminate during the pendency of an Insurer Default and during such time the Insurer's rights may be exercised by Noteholders evidencing not less than 51% of the Note Balance, PROVIDED, HOWEVER, the Insurer's rights shall be reinstated in full, immediately upon the cure of such Insurer Default.

        7.22 LIMITATION OF LIABILITY. Notwithstanding any other provision herein or elsewhere, this Servicing Agreement has been executed and delivered by Bankers Trust (Delaware), not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Bankers Trust (Delaware) or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other Transaction Document and for all purposes of this Agreement and each other Transaction Document the Owner Trustee and Bankers Trust (Delaware) shall be entitled to the benefits of the Trust Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Issuer, the Back-up Servicer, the Servicer, the Depositor, and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                   First Investors Auto Owner Trust 2000-A, as Issuer

                                   By:    Bankers Trust (Delaware), not in its individual capacity
                                          but solely as Owner Trustee on behalf of the Trust


                                          By:    ______________________________
                                                 Name:
                                                 Title:

                                   Norwest Bank Minnesota, National Association, not in its
                                   individual capacity but solely as Back-up Servicer


                                          By:    ______________________________
                                                 Name:
                                                 Title:

                                   Norwest Bank Minnesota, National Association, not in its
                                   individual capacity but solely as Indenture Trustee


                                          By:    ______________________________
                                                 Name:
                                                 Title:

                                   First Investors Servicing Corporation, as Servicer


                                          By:    _______________________________
                                                 Bennie H. Duck, Vice President

                                   First Investors Auto Investment Corp., as Depositor


                                          By:    _______________________________
                                                 Bennie H. Duck, Vice President

                                 MONTHLY SERVICER REPORT

                         FIRST INVESTORS AUTO OWNER TRUST 2000-A



     Determination Date
     Payment Date
     Collection Period
================================================================================
COLLATERAL BALANCES
     Beginning Pool Balance
        Scheduled Principal Received
        Contracts Defaulted During Collection Period
     Ending Pool Balance                                                       0



================================================================================
AVAILABLE FUNDS
        Principal Cash Received
        Interest, Fees and other amounts Received on Contracts
        Liquidation Proceeds
        Interest Earned on Collection Accounts
        Purchase Amounts
     Available Funds                                                           0

     Reserve Account Draw Amount

     Total Available Funds                                                     0

     Policy Claim Amount

================================================================================
ALLOCATION OF AVAILABLE FUNDS                                          ---------
     Trustee Fee
     Trustee Expenses
     Back-up Servicing Fee
     Back-up Servicer Expenses
     Total Servicing Fee to Servicer
     Monthly Note Interest
     Unreimbursed payments to Insurer
     If notes accelerated, to the Note Payment Account
     Deposit to Reserve Account
     Any other amounts due under Transaction Documents
     Distribution to the Depositor
================================================================================

RESERVE ACCOUNT:
    Beginning Reserve Account Amount
       Reserve Account Draw Amount
       Deposits to Reserve Account
       Interest Earned
    Ending Reserve Account Amount                                              0

    Required Reserve Account Amount
       Excess (Deficiency)                                                     0

================================================================================
NOTE INFORMATION
    Original Note Balance
    Beginning  Note Balance
       Monthly Note Principal
    Ending Note Balance
    Note Pool Factor                                                     #DIV/0!
    Monthly Note Interest

================================================================================
DELINQUENCY INFORMATION:

                                                                     % of Total
                                                           Principal  Principal
                                                 Number     Balance    Balance
                                               --------------------------------
       Contracts current to 30 days delinquent                         #DIV/0!
                                               --------------------------------
       Contracts 31 to 60 days delinquent                              #DIV/0!
                                               --------------------------------
       Contracts 61 to 90 days delinquent                              #DIV/0!
                                               --------------------------------
       Contracts more than 90 days delinquent                          #DIV/0!
                                               --------------------------------
            Total                                  0            0      #DIV/0!

================================================================================
DELINQUENCY RATIO:


                                       Prin Balance    Ending Prin
                                       of Delinquent   Balance of    Delinquency
                                        Contracts     all Contracts     Ratio
                                       -----------------------------------------
  Collection Period                                                     #DIV/0!
                                       -----------------------------------------
  Previous Collection Period                                            #DIV/0!
                                       -----------------------------------------
  Second Preceding Collection Period                                    #DIV/0!
                                       -----------------------------------------
  three month average Delinquency Ratio                                 #DIV/0!
                                       -----------------------------------------

================================================================================
OTHER FINANCIAL COVENANTS OF FIFSG:

A.  Minimum GAAP Equity as % of    GAAP Equity as of the most recent quarter
    total portfolio                end
                                                                     -----------
                                    Aggregate balance of on-balance sheet
                                    receivables
                                                                     -----------
                                      Ratio of GAAP Equity/receivables   #DIV/0!



                                                 Previous   Current  6 Month
                                                  Quarter   Quarter   Total

B.   Minimum EBITDA Coverage   EBITDA                                      0
                               Interest Expense                            0

                                      Ratio of EBITDA/Interest Expense   #DIV/0!

CONTRACT CHARACTERISTICS:
     weighted average APR of the Contracts                             ---------
     weighted average remaining term to maturity of the Contracts (months)

================================================================================
TRIGGER EVENTS (A "Y" in any box below indicates that a Trigger Event has occurred):
     RE-LIENING TRIGGERS
     Has any event listed under "Re-Liening Trigger" in section 1.1 of the Indenture occurred (Y or N)

     RESERVE ACCOUNT INCREASE EVENT
     Is the three month average Delinquency Ratio greater than 6% in months 1-12 or 7.5% thereafter? (Y or N)

     Is the Cumulative Net Loss Rate greater than the corresponding percentage designated below? (Y or N)

     EVENT OF DEFAULT
     Is the three month average Delinquency Ratio greater than 7% in months 1-12 or 8.5% thereafter? (Y or N)

     Is the Cumulative Net Loss Rate greater than the corresponding percentage designated below? (Y or N)



                                                  Maximum Level
                                           --------------------------
                     Month    Cumulative      Reserve
                     after     Net Loss       Account        Event of
                    closing   Percentage   Increase Event     Default
                   --------   ----------   --------------    --------
                          3         --               0.20%       0.25%
                          6         --               1.50%       1.80%
                          9         --               2.50%       3.00%
                         12         --               3.60%       4.30%
                         15         --               4.60%       5.60%
                         18         --               5.50%       6.60%
                         21         --               6.10%       7.40%
                         24         --               6.70%       8.20%
                         27         --               7.30%       8.80%
                         30         --               7.80%       9.50%
                         33         --               8.20%      10.00%
                         36         --               8.50%      10.40%
                         39         --               8.80%      10.70%
                         42         --               9.00%      11.00%
                         45         --               9.10%      11.10%

    Has FIFSG failed to maintain a minimum GAAP Equity as a % of on-balance sheet receivables of 10%? (Y or N)?

    Has FIFSG failed to maintain a minimum EBITDA coverage of 1.1 to 1 (Y or N)?

    Has any other event listed in Article V of the Indenture occurred? (Y or N)
================================================================================

IN WITNESS WHEREOF, THE UNDERSIGNED HAS DULY EXECUTED AND DELIVERED THIS MONTHLY SERVICER REPORT AS DATED ABOVE.




FIRST INVESTORS SERVICING CORPORATION, AS SERVICER

BY:
NAME:
TITLE:

                                                                     EXHIBIT A-2

                             CERTIFICATE OF OFFICER
                      FIRST INVESTORS SERVICING CORPORATION

        The undersigned, a duly elected and qualified Officer of First Investors Servicing Corporation, makes this certificate pursuant to Section 2.02(c) of the Servicing Agreement dated as of January 1, 2000 by and among First Investors Auto Owner Trust 2000-A, as Issuer, Norwest Bank Minnesota, National Association, as Back-up Servicer and Indenture Trustee, First Investors Auto Investment Corp., as Depositor and First Investors Servicing Corporation, as Servicer, and does hereby certify to the best of his knowledge that the attached monthly Servicer report hereby being furnished to the Indenture Trustee pursuant to Section 2.02 (c) has been prepared in accordance with the terms and conditions of the Transaction Documents, is true and correct in all material respects and presents fairly the results covered thereby for the Collection Period ended ______________________. This certification is being provided as of the Determination Date of _____________________.



By:__________________________________
           Authorized Officer

                                                                       EXHIBIT B

                        MONTHLY VERIFICATION CERTIFICATE

                     FIRST INVESTORS AUTO OWNER TRUST 2000-A

Date:

TO:     DISTRIBUTION LIST ATTACHED

RE:

        This certificate is furnished pursuant to Section 2.02(d) of the Servicing Agreement (Agreement), dated January 1, 2000, by Norwest Bank Minnesota, National Association (the Back-up Servicer) as the Back-up Servicer for the above-entitled issue. Terms used but not defined herein shall have the meanings provided in the Agreement. The Back-up Servicer has made no independent examination of the Monthly Servicer Report beyond the review specifically required in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Corporate Trust Officer of Norwest Bank Minnesota, National Association. (Back-up Servicer).

2. The file received by the Back-up Servicer on [insert date], is in readable and usable form.

3. The Back-up Servicer has verified that the following obtained from the file is in agreement with amount for such items reported in the Monthly Statement with respect to the month ending [insert date], except as noted on the attached report:

               (i)    Aggregate Principal balance of Contracts
               (ii)   Delinquency ratio
               (iii)  Average delinquency Ratio
               (iv)   Cumulative Net Loss Ratio


        The foregoing certifications are delivered this [insert date].



                                                 _______________________________
                                                 Name:
                                                 Title: